Exhibit 99.1

Media Contact: 843-981-8898 pr@benefitfocus.com Investor Relations: Doug Kuckelman 843-790-7460 ir@benefitfocus.com

Benefitfocus Announces Second Quarter 2022 Financial Results

Delivered on Second Quarter Financial Commitments

Executing on Transformational Plan to Return to Sustainable Growth

Charleston, S.C. – August 3, 2022 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading cloud-based benefits administration technology company that simplifies benefits administration for employers, health plans and brokers, today announces its second quarter 2022 financial results:

Financial Highlights for the Second Quarter 2022:

•	Revenue of $56.6 million was at the high end of the guidance range of $55 to $57 million.
•	Adjusted EBITDA of $6.2 million was above the high end of the guidance range of $4 to $6 million.
•	GAAP net loss available to common stockholders was ($13.8) million, compared to ($16.6) million in the second quarter of 2021.
•	GAAP EPS was ($0.40) in the second quarter of 2022 and non-GAAP EPS was ($0.10).

Operational Highlights for the Second Quarter 2022:

•	Launched a new product called Claims Audit & Recovery Services, which is designed to analyze claims data to identify errors and waste, and seek reimbursement.
•	Entered into a strategic sales partnership with Lockton, expected to drive further penetration into the employer segment.
•	Appointed Ed Rumzis as our new Chief Technology Officer starting on August 8, adding another seasoned industry veteran to the leadership team.

“During the second quarter, the team continued to demonstrate a high say:do ratio against our three-pillar transformation plan.” said Benefitfocus President and Chief Executive Officer, Matt Levin. “We are establishing relationships with key players in the ecosystem and seeing early indicators that our go-to-market strategy is working, both a testament to our unwavering focus on service excellence.”

“We were once again able to deliver financial results at or better than our guidance ranges for this quarter,” said Alpana Wegner, Chief Financial Officer. “We are pleased with the progress we are making on executing our strategy to drive sustainable growth and are well-positioned to unlock long-term value for our shareholders.”

Second Quarter 2022 Financial Highlights

Revenue

•	Total revenue was $56.6 million, down approximately 7% compared to the second quarter of 2021.
•	Software services, which is comprised of both subscription and platform revenue, was $48.6 million, down 3% compared to the second quarter of 2021.
o	Subscription revenue was $42.0 million, down 5% compared to the second quarter of 2021.

o	Platform revenue was $6.6 million, up 12% compared to the second quarter of 2021.
•	Professional services revenue was $8.0 million, down 25% compared to the second quarter of 2021.

Net Loss

•

GAAP net loss was ($12.2) million, compared to ($15.0) million in the second quarter of 2021. GAAP net loss per share was ($0.40), based on ($13.8) million net loss available to common stockholders and 34.0 million basic and diluted weighted average common shares outstanding. This compares to GAAP net loss per share of ($0.50) for the second quarter of 2021, based on ($16.6) million net loss available to common stockholders and 33.1 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net loss available to common stockholders was ($3.5) million for the second quarter of 2022, compared to ($5.9) million in the second quarter of 2021. Non-GAAP net loss per share was ($0.10) based on both 34.0 million basic and diluted weighted average common shares outstanding. This compares to non-GAAP net loss of ($0.18) in the second quarter of 2021, based on both 33.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $6.2 million, compared to $9.6 million in the second quarter of 2021.
•	Cash used in operations was ($0.7) million and free cash flow was ($2.1) million, compared to cash from operations of $9.2 million and $6.6 million of free cash flow in the second quarter of 2021.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

Cash and cash equivalents at June 30, 2022, totaled $51.5 million, compared to cash and cash equivalents and marketable securities of $68.1 million at the end of the of 2021, a decline driven by the timing of working capital changes.

The full $50.0 million line of credit remains available to the company.

Business Outlook

Benefitfocus is providing guidance for the third quarter and full year 2022 as indicated below.

Third Quarter 2022

•	Total revenue is expected to be in the range of $55 million to $57 million.
•	Adjusted EBITDA is expected to be in the range of $4 million to $6 million.
•

Non-GAAP net loss available to common stockholders is expected to be between ($6.0) million and ($4.0) million, or between ($0.18) and ($0.12) per share based on 34.0 million basic and diluted weighted average shares outstanding.

Full-Year 2022

•	Total revenue is expected to be in the range of $252 million to $258 million.
•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.
•	Free cash flow is expected to be in the range of $18 million to $24 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring and impairment charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to certain impairment charges, acquisition transactions and integration, costs not core to our business or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Wednesday, August 3, 2022, at 5:00 p.m. ET. To access this call, dial (800) 941-4658 (domestic) or +1 (416) 981-9033 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until August 10, 2022, at 11:59 p.m. ET and can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) with passcode 22019867.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) is a cloud-based benefits administration technology company committed to helping our customers, and the people they serve, get the most out of their health care and benefit programs.  Through exceptional service and innovative SaaS solutions, we aim to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes.  Our mission is simple: to improve lives with benefits.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, change in fair value of contingently returnable consideration and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense; transaction and acquisition-related costs expensed; restructuring costs; impairment of goodwill, intangible assets and long-lived assets; gain or loss on extinguishment of debt; other costs not core to our business; loss on settlement of lawsuits; and, now, changes in fair value of contingently returnable consideration.  The revision to our definition of adjusted EBITDA had no impact on our reported adjusted EBITDA in prior periods. We define free cash flow as cash provided by or used in operating activities less capital expenditures, adjusted to eliminate cash paid for restructuring costs. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our need to increase sales and achieve consistent GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively and implement our growth strategy; our reliance on channel relationships; market developments and opportunities; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and war in Ukraine; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$56,587	$60,904	$117,812	$125,967
Cost of revenue(1)(2)	29,095	28,030	58,981	56,623
Gross profit	27,492	32,874	58,831	69,344
Operating expenses:(1)(2)(3)
Sales and marketing	10,643	10,921	20,567	21,812
Research and development	12,249	11,103	23,406	21,935
General and administrative	13,517	13,571	22,806	23,433
Impairment of lease right-of-use assets	1,769	4,003	1,769	4,003
Change in fair value of contingently returnable consideration	(719)	–	(719)	–
Restructuring costs	–	2,727	1,006	4,127
Total operating expenses	37,459	42,325	68,835	75,310
Loss from operations	(9,967)	(9,451)	(10,004)	(5,966)
Other income (expense):
Interest income	72	54	84	111
Interest expense	(2,476)	(5,646)	(4,958)	(11,201)
Other income	236	64	482	22
Total other expense, net	(2,168)	(5,528)	(4,392)	(11,068)
Loss before income taxes	(12,135)	(14,979)	(14,396)	(17,034)
Income tax expense	29	41	45	83
Net loss	(12,164)	(15,020)	(14,441)	(17,117)
Preferred dividends	(1,600)	(1,600)	(3,200)	(3,200)
Net loss available to common stockholders	$(13,764)	$(16,620)	$(17,641)	$(20,317)
Comprehensive loss	$(12,164)	$(15,020)	$(14,441)	$(17,117)

Net loss per common share:
Basic and diluted	$(0.40)	$(0.50)	$(0.52)	$(0.62)
Weighted-average common shares outstanding:
Basic and diluted	34,028,422	33,080,257	33,764,103	32,787,162

(1) Stock-based compensation included in above line items:
Cost of revenue	$1,008	$638	$1,204	$964
Sales and marketing	1,110	927	1,746	1,507
Research and development	783	503	1,014	621
General and administrative	2,414	2,308	2,540	2,807

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$610	$336	$1,232	$673
Sales and marketing	131	77	273	153
Research and development	233	113	449	226
General and administrative	99	43	192	85

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$13	$6	$96	$160

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$51,497	$31,001
Marketable securities	–	37,049
Accounts receivable, net	22,342	16,491
Contract, prepaid and other current assets	33,558	27,615
Total current assets	107,397	112,156
Property and equipment, net	26,048	27,202
Financing lease right-of-use assets	50,391	56,474
Operating lease right-of-use assets	669	774
Intangible assets, net	18,988	21,134
Goodwill	34,237	34,237
Deferred contract costs and other non-current assets	7,283	8,864
Total assets	$245,013	$260,841
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$5,298	$10,565
Accrued expenses	17,546	9,451
Accrued compensation and benefits	11,557	16,411
Deferred revenue, current portion	27,808	27,756
Lease liabilities and financing obligations, current portion	6,387	7,378
Contingent consideration	–	675
Total current liabilities	68,596	72,236
Deferred revenue, net of current portion	2,464	2,377
Convertible senior notes	119,962	107,281
Lease liabilities and financing obligations, net current portion	74,184	75,758
Other non-current liabilities	372	313
Total liabilities	265,578	257,965
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 1,777,778 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively, liquidation preference $45 per share as of June 30, 2022 and December 31, 2021, respectively	79,193	79,193
Stockholders' deficit:
Common stock, par value $0.001, 95,000,000 shares authorized, 34,172,079 and 33,460,545 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	34	33
Additional paid-in capital	382,204	431,874
Accumulated deficit	(481,996)	(508,224)
Total stockholders' deficit	(99,758)	(76,317)
Total liabilities, redeemable preferred stock and stockholders' deficit	$245,013	$260,841

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(14,441)	$(17,117)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	13,462	12,525
Stock-based compensation expense	6,504	5,899
Accretion of interest on convertible senior notes	377	5,780
Interest accrual on finance lease liabilities	22	3,244
Rent expense less than payments	(54)	(27)
Change in fair value of contingently returnable assets	(719)	–
Non-cash accretion income from investments	29	506
Impairment or loss on disposal of right-of-use assets and property and equipment	1,769	4,048
Changes in operating assets and liabilities:
Accounts receivable, net	(5,851)	1,354
Accrued interest on investments	284	(101)
Contract, prepaid and other current assets	4,016	2,410
Deferred costs and other non-current assets	1,582	1,249
Accounts payable and accrued expenses	(6,025)	3,520
Accrued compensation and benefits	(4,853)	(4,907)
Deferred revenue	139	(615)
Other non-current liabilities	60	159
Net cash (used in) provided by operating activities	(3,699)	17,927
Cash flows from investing activities
Purchases of investments held-to-maturity	–	(48,427)
Proceeds from short-term investments held-to-maturity	–	48,000
Maturities of investments available-for-sale	22,045	–
Sales of investments available-for-sale	14,691	–
Business combination, net of cash acquired	(500)	–
Purchases of property and equipment	(3,911)	(4,483)
Net cash provided by (used in) investing activities	32,325	(4,910)
Cash flows from financing activities
Payments of preferred dividends	(3,200)	(3,200)
Payments of contingent consideration	(675)	–
Proceeds from exercises of stock options and ESPP	–	322
Payments on financing obligations	(2)	(224)
Payments of principal on finance lease liabilities	(4,253)	(2,559)
Net cash used in financing activities	(8,130)	(5,661)
Net increase in cash and cash equivalents	20,496	7,356
Cash and cash equivalents, beginning of period	31,001	90,706
Cash and cash equivalents, end of period	$51,497	$98,062

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$52	$–

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$27,492	$32,874	$58,831	$69,344
Amortization of acquired intangible assets	610	336	1,232	673
Stock-based compensation expense	1,008	638	1,204	964
Total net adjustments	1,618	974	2,436	1,637
Non-GAAP gross profit	$29,110	$33,848	$61,267	$70,981

Reconciliation from Operating Loss to Non-GAAP Operating Income:
Operating loss	$(9,967)	$(9,451)	$(10,004)	$(5,966)
Amortization of acquired intangible assets	1,073	569	2,146	1,137
Stock-based compensation expense	5,315	4,376	6,504	5,899
Transaction and acquisition-related costs expensed	13	6	96	160
Impairment of lease right-of-use assets	1,769	4,003	1,769	4,003
Change in fair value of contingently returnable consideration	(719)	—	(719)	—
Costs not core to our business	2,800	1,717	4,755	3,598
Total net adjustments	10,251	10,671	14,551	14,797
Non-GAAP operating income	$284	$1,220	$4,547	$8,831

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(12,164)	$(15,020)	$(14,441)	$(17,117)
Depreciation	3,264	3,444	6,498	7,067
Amortization of software development costs	2,388	2,159	4,818	4,321
Amortization of acquired intangible assets	1,073	569	2,146	1,137
Interest income	(72)	(54)	(84)	(111)
Interest expense	2,476	5,646	4,958	11,201
Income tax expense	29	41	45	83
Stock-based compensation expense	5,315	4,376	6,504	5,899
Transaction and acquisition-related costs expensed	13	6	96	160
Impairment of lease right-of-use assets	1,769	4,003	1,769	4,003
Change in fair value of contingently returnable consideration	(719)	—	(719)	—
Restructuring costs	—	2,727	1,006	4,127
Costs not core to our business	2,800	1,717	4,755	3,598
Total net adjustments	18,336	24,634	31,792	41,485
Adjusted EBITDA	$6,172	$9,614	$17,351	$24,368

Reconciliation from Net Loss to Non-GAAP Net (Loss) Income:
Net loss	$(12,164)	$(15,020)	$(14,441)	$(17,117)
Amortization of acquired intangible assets	1,073	569	2,146	1,137
Stock-based compensation expense	5,315	4,376	6,504	5,899
Transaction and acquisition-related costs expensed	13	6	96	160
Impairment of lease right-of-use assets	1,769	4,003	1,769	4,003
Change in fair value of contingently returnable consideration	(719)	—	(719)	—
Costs not core to our business	2,800	1,717	4,755	3,598
Total net adjustments	10,251	10,671	14,551	14,797
Non-GAAP net (loss) income	$(1,913)	$(4,349)	$110	$(2,320)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net (loss) income	$(1,913)	$(4,349)	$110	$(2,320)
Preferred dividends	(1,600)	(1,600)	(3,200)	(3,200)
Non-GAAP net loss available to common stockholders	$(3,513)	$(5,949)	$(3,090)	$(5,520)

Weighted average shares outstanding - basic and diluted	34,028,422	33,080,257	33,764,103	32,787,162
Shares used in computing non-GAAP net loss per share - basic and diluted	34,028,422	33,080,257	33,764,103	32,787,162

Non-GAAP net loss per common share - basic and diluted	$(0.10)	$(0.18)	$(0.09)	$(0.17)

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents (used in) provided by operating activities	$(699)	$9,163	$(3,699)	$17,927
Purchases of property and equipment	(1,901)	(2,590)	(3,911)	(4,483)
Cash paid for restructuring costs	518	5	1,304	1,384
Total net adjustments	(1,383)	(2,585)	(2,607)	(3,099)
Free Cash Flow	$(2,082)	$6,578	$(6,306)	$14,828